UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2024

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 East Colorado Boulevard, Suite 180

Pasadena California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The NASDAQ Stock Market, LLC
Warrants to Purchase Common Stock, par value $0.0001 per share	LIXTW	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Amendment to Board Compensation of Dr. Rene Bernards

Dr. Rene Bernards was appointed as a member of the Board of Directors (the “Board”) of Lixte Biotechnology Holdings, Inc. (the “Company”) on June 13, 2022, at which time it was agreed that Dr. Bernards would receive compensation for his services on the Board only in the form of cash payments, in lieu of stock options as provided to the Company’s other non-officer directors under the Board Compensation Plan (the “Board Plan”). In conjunction with the Company’s efforts to preserve cash, Dr. Bernards has indicated his willingness to receive equity-based compensation for his services on the Board, effective with the quarter ended June 30, 2024. In order to reconcile his Board compensation with that of the other non-officer directors, Dr. Bernards has agreed to receive the same Board compensation, both in form and amount, as the other non-officer directors.

Amendment to the Board Compensation Plan

Under the current Board Plan, the non-officer directors were entitled to receive, in part, quarterly cash compensation, the amount of which was based on their service on the Board and the Board Committees. In conjunction with the Company’s efforts to preserve cash, the Board and the Board’s Compensation Committee approved an amendment to the Board Plan, such that for the quarter ended June 30, 2024, and for the subsequent quarters ending September 30, 2024 and December 31, 2024, the non-officer directors (including Dr. Bernards) will receive, in lieu of cash compensation, stock options exercisable for a period of five years, vesting immediately, to purchase common stock at an exercise price based on the closing market price at the end of each of the applicable quarters, with the amount of such stock options equal to the cash payment such director would otherwise have been entitled to receive for such quarter, divided by their quarter-end value as determined pursuant to the Black-Scholes option-pricing model. The Board and Compensation Committee may extend this amendment to the Board Plan for additional quarterly periods subsequent to December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2024	LIXTE BIOTECHNOLOGY HOLDINGS, INC.
(Registrant)

	By:	/s/ BASTIAAN VAN DER BAAN
Bastiaan van der Baan
Chief Executive Officer